AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2001

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                          PROFESSIONAL DETAILING, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                                22-3562897
(State or Other Jurisdiction                                 (I.R.S. Employer
     of Incorporation or                                      Identification
       Organization)                                              Number)

                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458
                                 (201) 258-8450
               (Address, including zip code, and telephone number,
             including area code, of Registrant's executive offices)

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                          PROFESSIONAL DETAILING, INC.
                    2000 OMNIBUS INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)

                              Charles T. Saldarini
                          Professional Detailing, Inc.
                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458
                                 (201) 258-8450
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all correspondence to:

                              Kenneth S. Rose, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                          New York, New York 10022-2605
                          Telephone No. (212) 838-5030
                             Fax No. (212) 838-9190

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

==========================================================================================================
                                                            Proposed         Proposed
                                                             Maximum          Maximum          Amount of
       Title of Securities             Amount to be      Offering Price      Aggregate        Registration
        to be Registered              Registered (1)        per Share     Offering Price           Fee
----------------------------------------------------------------------------------------------------------
Common Stock (par value $.01
per share) issuable under the 2000   1,500,000 Shares       $73.77 (2)    $110,661,558 (2)    $27,666 (2)
Omnibus Incentive Compensation
Plan (the "Omnibus Plan")
----------------------------------------------------------------------------------------------------------

==========================================================================================================

      (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of additional shares or rights which by reason of certain events specified in the Omnibus Plan become subject to the Omnibus Plan.

      (2) Estimated in accordance with rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon (a) the exercise price for shares underlying Options granted under the Omnibus Plan, and (b) the average of the high and low sales prices reported on the Nasdaq National Market on May 8, 2001, with respect to shares available for award under the Omnibus Plan.

================================================================================

                          PROFESSIONAL DETAILING, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants under the Omnibus Plan as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                          PROFESSIONAL DETAILING, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Prospectus by reference:

      (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

      (2) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A, as filed May 13, 1998, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such information.

      Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Professional Detailing, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458, (201) 258-8450 Attention: Bernard C. Boyle, Chief Financial Officer.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the securities offered hereby will be passed upon for the Company by Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022.


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

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General Corporations Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Article Twelfth of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eleventh of the Registrant's Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

      Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other employee against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $15 million for members of its Board of Directors and executive officers.


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

      At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable

ITEM 8. INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

4.1               Specimen Stock Certificate (1)

4.2               2000 Omnibus Incentive Compensation Plan of the Registrant (2)

5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to the validity of the securities covered by the Registration Statement*

23.1              Consent of PricewaterhouseCoopers LLP*

23.2              Consent of Grant Thornton LLP*

23.3              Consent of Morse, Zelnick, Rose & Lander, LLP (included in
                  Exhibit 5.1)

24                Power of Attorney (included in signature page)

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*Filed herewith
(1) Incorporated by reference to the Company's Registration Statement on Form S-1 No. 333-46321.
(2) Incorporated by reference to the Company's year 2000 Proxy Statement pursuant to Section 14(a).

ITEM 9. UNDERTAKINGS

      The undersigned hereby undertakes:

      (a) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment


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

                  thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraph (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 9th day of May, 2001.

                                        PROFESSIONAL DETAILING, INC.


                                        By: /s/ Charles T. Saldarini
                                            ------------------------------------
                                            Charles T. Saldarini
                                            Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Saldarini and Kenneth S. Rose, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 9, 2001.

Signatures                              Title
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/s/ John P. Dugan
----------------------------------
John P. Dugan                           Chairman of the Board


/s/ Charles T. Saldarini
----------------------------------
Charles T. Saldarini                    Chief Executive Officer and Director


/s/ Bernard C. Boyle
----------------------------------
Bernard C. Boyle                        Chief Financial Officer


/s/ Gerald J. Mossinghoff
----------------------------------
Gerald J. Mossinghoff                   Director


/s/ John M. Pietruski
----------------------------------
John M. Pietruski                       Director


/s/ Jan Martens Vecsi
----------------------------------
Jan Martens Vecsi                       Director


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